Exhibit 3.5

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
First: The name of the limited partnership is Forest City Enterprises, L.P.
Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, county of New Castle, zip code 19808. The name of the Registered Agent at such address is Corporation Service Company.
Third: The name and mailing address of the general partner is as follows:
Forest City Realty Trust, Inc.
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Fourth: The effective time of this Certificate of Limited Partnership is December 31, 2015 at 11:59 pm, Eastern Time.
(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 30th day of December, 2015.

By: Forest City Realty Trust, Inc.,
its sole General Partner

/s/ David J. LaRue
Name: David J. LaRue
Title: President and Chief Executive Officer